EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-269234, 333-265769, 333-265570, 333-271393, 333-282883, 333-290568), Form S-3 (Nos. 333-263709, 333-259747, 333-258318, 333-278389, 333-279222, 333-289635), and Form S-8 (Nos. 333-263706, 333-261196, 333-259553, 333-274522, 333-278387, 333-291465) of our report dated March 20, 2026, relating to the consolidated financial statements of Palisade Bio, Inc., appearing in this Annual Report on Form 10-K.

/s/ Baker Tilly US, LLP

New York, NY

March 20, 2026